Exhibit (j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 268 to Registration Statement No. 333-148826 on Form N-1A of our reports dated January 28, 2016, relating to the financial statements and financial highlights of  Cohen & Steers Global Realty Majors ETF, ALPS Equal Sector Weight ETF, U.S. Equity High Volatility Put Write Index Fund, Janus Velocity Volatility Hedged Large Cap ETF  (formerly known as VelocityShares Volatility Hedged Large Cap ETF), Janus Velocity Tail Risk Hedged Large Cap ETF  (formerly known as VelocityShares Tail Risk Hedged Large Cap ETF), Barron’s 400SM ETF, ALPS International Sector Dividend Dogs ETF, ALPS Sector Dividend Dogs ETF, ALPS Emerging Sector Dividend Dogs ETF, RiverFront Strategic Income Fund, Alerian MLP ETF, Alerian Energy Infrastructure ETF, Sprott Gold Miners ETF, Sprott Junior Gold Miners ETF, Workplace Equality Portfolio, ALPS Medical Breakthroughs ETF and ALPS Enhanced Put Write Strategy ETF, each a series of ALPS ETF Trust (the “Trust”), appearing in the Annual Report on Form N-CSR of the Trust for the year ended November 30, 2015, and to the references to us under the headings “Financial Highlights,” “Fund Service Providers,” and “Independent Registered Public Accounting Firm” in each of the Prospectuses and “Financial Statements” and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Denver, Colorado
March 29, 2016